Exhibit 10.18

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT TO LOAN AND SECURITY AGREEMENT is made as of May 19, 2008 (this "Amendment"), by and among Mercator Momentum Fund III, LP, a California limited partnership (together with its successors, assigns and designees, the "Lender"), as Lender, and Global Clean Energy Holdings, Inc., a Utah corporation formerly known as Medical Discoveries, Inc. ("Borrower"), as borrower. Unless expressly defined in this Amendment, all capitalized terms have the meanings given to them in that certain Loan and Security Agreement, dated September 7, 2007 (the “Loan Agreement”).

RECITALS

A. Pursuant to the Loan Agreement, Lender agreed to make available to Borrower a secured term credit facility (the "Loan") in the amount of up to One Million Dollars ($1,000,000) (the "Loan Amount").

B. Lender has, to date, only extended a total of $350,000 under the Loan Agreement, of which $150,000 has been repaid and $200,000 of principal remains outstanding (the “Existing Loan Balance”). The Existing Loan Balance is due and payable on June 21, 2008.

C. Each of the draw-downs to be made under the Loan Agreement (the, “Loans”) are to be evidenced by, among other things, secured promissory notes in the form of Exhibit A attached to the Loan Agreement (together with all renewals, rearrangements, replacements, modifications, substitutions, and extensions thereof, each, a “Note” and, collectively, the “Notes”).

D. Borrower now desires to draw-down an additional $250,000 under the Loan (the “Additional Draw-Down”), and combine the Existing Loan Balance and the Additional Draw-Down (collectively, the “Total Outstanding Loan Balance”) into one Note having a principal balance of $450,000, with an extension of the maturity date of the Loan to August 19, 2008 (the “Revised Note”).

E. As an inducement to Lender to lend the Additional Draw-Down and to accept the Revised Note, Borrower agrees (i) that the Revised Note shall bear interest at the rate of 8.68% per annum, and (ii) to issue to Lender a warrant to purchase shares of Common Stock as more particularly set forth herein.

E. Lender and Borrower now desire to amend the Loan Agreement to reflect the (i) loan of the Additional Draw-Down, (ii) the terms of the Revised Note, and (iii) certain other amendments to the Loan Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

Section 1. Section 1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Section 1. The Loan.

1.1 Agreement to Lend. In reliance upon the representations and warranties contained herein and subject to compliance by Borrower with the terms and conditions of this Amendment, the parties hereby agree as follows:

(a) Effective as of the date of this Amendment, Lender shall lend Borrower the Additional Draw-Down.

(b) The Note evidencing the Existing Loan Balance will be superseded by the Revised Note, which will evidence the Total Outstanding Loan Balance, with a principal balance of $450,000, and will bear interest at the rate of 8.68% per annum , the form of which is attached hereto as Exhibit A.

Borrower and Lender hereby agree that the Existing Loan Balance shall remain a “Loan” as defined under the Loan Agreement, and that the Additional Draw-Down under this Amendment likewise shall constitute a “Loan” under the Loan Agreement and shall be subject to the terms and conditions of the Loan Agreement, as modified by this Amendment and by the Revised Note.

1.2 Delivery of Revised Note and Existing Note. Concurrently with the execution and delivery of this Amendment and the funding of the Additional Draw-Down, (i) Lender is returning the originally executed Existing Note to Borrower, and (ii) Borrower is delivering to Lender an originally executed Revised Note.

1.3 Interest Payment on Existing Loan. Concurrently with the execution of this Amendment, Borrower is paying all unpaid interest that has accrued through the date of this Amendment on the Existing Loan Balance.

1.4 Interest on the Principal Indebtedness. Interest on the outstanding principal indebtedness of the Revised Note shall accrue at the rate of 8.68% per annum and be payable upon maturity or the prepayment thereof, in the manner and at the times set forth in the Revised Note.

1.5 Consideration. In consideration for Lender’s agreement to loan the Additional Draw-Down and extend the maturity of the Loan and for the other agreements made by Lender hereunder, Borrower and Lender agree that, concurrently with the execution of this Amendment and the Revised Note and the funding of the Additional Draw-Down , Borrower will, on the first business day following the date of this Amendment, issue to Lender a one-year Common Stock purchase warrant (the “New Warrant”), pursuant to which Lender shall have the right to purchase a number of shares of Common Stock equal to $75,000 divided by 130% of the Closing Price (as defined below). The New Warrant shall have an exercise price equal to 130% of the Closing Price. For the purposes of this Section 1.5, the term “Closing Price” shall mean the last price of the Common Stock on the date of this Agreement as published by the OTC Bulletin Board.

Section 2. Section 2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2. Representations and Warranties of Borrower. As an inducement to Lender to enter into this Amendment and the Revised Note, Borrower represents and warrants to Lender that, as of the date hereof, all representations and warranties contained in the Loan Agreement are true and correct in all material respects except as supplemented, updated or revised as follows:

2.1 Amendment and Revised Note Authorized. The execution, delivery and performance of this Amendment and the Revised Note by Borrower, are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or conflict with any law or regulation or any term or provision of its organizational documents; and the Amendment and the Revised Note are valid and binding obligations of Borrower enforceable in accordance with their terms.

2.2 Collateral.

(a) Borrower represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where the Collateral is stored or located, other than at its offices at 6033 W. Century Blvd., #1090 Los Angeles, CA 90045.

2.3 Change in Name. Borrower has changed its name to “Global Clean Energy Holdings, Inc.”

2.4 Financial Information. The historical financial data concerning Borrower that has been delivered by Borrower to the Lender, consisting of the unaudited, internally prepared balance sheet and income statement for the period ending March 31, 2008, is true, complete and correct in all material respects and fairly presents the financial condition of the persons or entities covered thereby as of the date of such reports. Since the delivery of such data, except as otherwise disclosed in writing to the Lender, there has been no material adverse change in the assets, liabilities or financial position of Borrower or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which could reasonably be expected to cause a Material Adverse Effect.

2.5 Eucodis Sale. The co-development and licensing agreements between Borrower and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH have been terminated. In addition, the agreements between Borrower and Eucodis regarding the Eucodis Sale have expired and, as a result, there currently is no agreement in effect regarding the possible sale by Borrower of its rights to that certain topical aromatase inhibitor cream to Eucodis. Borrower is continuing to discuss the possible sale of its rights in the topical aromatase inhibitor cream with Eucodis as well as with other potential purchasers. For the purposes of this Amendment and the Revised Note, the sale of the topical aromatase inhibitor cream to Eucodis or any other party is hereafter referred to as the ‘SaveCream Sale.’”

Section 3. Section 4.3 of the Loan Agreement is hereby deleted in its entirety.

Section 4. Miscellaneous Provisions.

4.1 Termination of Emmes Group. Lender and Borrower hereby agree and acknowledge that the Advisors have resigned. Lender and Borrower further agree that the Letter Agreement with the Advisors has been terminated and that the parties no longer need to comply with the terms thereof.

4.2 Notices to Parties. All notices or other communications hereunder or under any other Loan Document by any party to any other party shall be in writing unless otherwise provided for herein and shall be served by hand, certified or registered mail, postage prepaid, return receipt requested, or facsimile transmission confirmed by certified or registered mail. All such notices or other communications shall be deemed to have been sufficiently given for all purposes hereof on the date of receipt or refusal to accept delivery. Addresses for notices are as listed below. Any party may change the address to which notices are to be sent by notice of such change to the other parties given as provided herein.

(i)      if to Lender:

Mercator Momentum Fund III, LP
555 South Flower Street, Suite 4200
Los Angeles, CA 90071
Attention: David F. Firestone
Telephone: (213) 533-8288
Telecopier: (213) 533-8285

with a copy to:

Paula Winner Barnett, Esq.
17967 Boris Drive
Encino, CA 91316
Attention: Paula Winner Barnett, Esq.
Telephone: (818) 776-9881
Telecopier: (818) 743-7491

(ii)      if to Borrower:

Global Clean Energy Holdings, Inc.
6033 W. Century Blvd., #1090
Los Angeles, CA 90045
Attention: Richard Palmer
Telephone: (310) 378-8529
Telecopier: (310) 378-7620

with a copy to:

Troy Gould PC
1801 Century Park East, Suite 1600
Los Angeles, CA 90067
Attention: Istvan Benko, Esq.
Telephone: (310) 789-1226
Telecopier: (310) 789-142

4.3 Waiver. Lender hereby waives any and all Events of Default that may have occurred prior to the date of this Amendment or that exist as of the date of this Amendment.

4.4 No Other Changes to Loan Agreement. Except as amended hereby, the Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, as of the date first above written.

LENDER:

MERCATOR MOMENTUM FUND III, LP,
a California limited partnership

By:	/s/ MERCATOR MOMENTUM FUND III, LP
Name:
Title:

BORROWER:

GLOBAL CLEAN ENERGY HOLDINGS, INC.,
a Utah corporation

By:	/s/ GLOBAL CLEAN ENERGY HOLDINGS, INC.
Name:
Title: